030 Putnam NY Tax Exempt Income Fund attachment
5/31/03 Semi-Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A	28,470
Class B	2,214
Class C	112

72DD2	(000s omitted)

Class M	45

73A1

Class A	0.1919
Class B	0.1626
Class C	0.1561

73A2

Class M	0.1787

74U1	(000s omitted)

Class A	146,222
Class B	13,517
Class C	873

74U2	(000s omitted)

Class M	259

74V1

Class A	9.14
Class B	9.12
Class C	9.14

74V2

Class M	9.15